Exhibit 99.1

Quanterix Appoints Masoud Toloue as President of Quanterix and Diagnostics

Toloue brings deep expertise and industry acumen to lead the Company’s strategic expansion into diagnostics

Billerica, Mass. – May 11, 2021 — Quanterix Corporation (NASDAQ: QTRX), a company helping to transform healthcare with digital protein biomarker technology enabling precision health, today announced it has named Masoud Toloue to the position of President of Quanterix and Diagnostics, effective June 9, 2021.

“We are excited to welcome Masoud to our team at such an important moment for Quanterix,” said Kevin Hrusovsky, Chairman and Chief Executive Officer Quanterix. “We are making important strides in advancing our diagnostic capability and assays, given the NIH RADx funding, our COVID-19 Emergency Use Authorizations and advances in our neurology suite of assays for Multiple Sclerosis, Alzheimer’s and Parkinson’s research as well as phase III drug trials. Masoud’s strong growth track record of doubling PerkinElmer’s diagnostics franchise, wealth of experience, deep roots in the life sciences and business acumen will be instrumental as we continue implementing our value creation strategy of entering phase III drug trials with leading protein biomarkers, such as Neurofilament Light (Nf-L), Phosphorylated Tau, Amyloid Beta 40 / 42, GFAP and others, that we believe will ultimately have productive diagnostic and health screen utility in the fields of infectious disease, neurology and immunology.”

Toloue brings a wealth of industry experience and high growth track record to Quanterix. He joins Quanterix from PerkinElmer, where he most recently served as senior vice president, diagnostics. He previously led that company’s applied genomics business. Prior to this role, he founded and led Bioo Scientific’s next generation sequencing business which was acquired by PerkinElmer in 2016. He also co-founded and led Genohub, where he transformed that company from a supplier of next generation sequencing matching technology to a leading platform provider for manging sequencing projects globally. He holds a doctoral degree in molecular cell biology from the University at Buffalo and was a postdoctoral fellow in biochemistry at The University of Texas Health Science Center at San Antonio.

In his new role, Toloue will oversee Quanterix’ growing diagnostics (Dx) business and assume responsibility for the Company’s Accelerator Lab Services, strategic partnerships and corporate development.

“Quanterix is empowering a truly innovative approach to highly-sensitive diagnostics that has incredible potential to change the way healthcare in administered,” said Toloue. “I am eager to roll up my sleeves and join this exceptional leadership team to support the company’s continued diagnostics expansion.”

To learn more about Quanterix, visit www.quanterix.com/about.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Media Contact:

PAN Communications

Staci Didner, (407) 734-7325

quanterix@pancomm.com